EXHIBIT 99.1

News Release

July 15, 2004

FOR IMMEDIATE RELEASE

BELDEN AND CDT SHAREHOLDERS APPROVE MERGER TO FORM
BELDEN CDT

CDT SHAREHOLDERS ALSO APPROVE REVERSE STOCK SPLIT

COMPANIES EXPECT MERGER AND REVERSE STOCK SPLIT TO BE
EFFECTIVE LATER TODAY

St. Louis, MO, and Schaumburg, IL – Shareholders of Belden Inc. (NYSE:BWC) and Cable Design Technologies Corporation (NYSE:CDT), in separate meetings today, approved the merger transaction in which the two companies will combine. The shareholders of CDT also approved the one-for-two reverse stock split of CDT shares and other merger-related proposals. The companies expect that the CDT reverse stock split and the merger will be made effective at the close of business today.

As previously announced, the combined company will be known as Belden CDT Inc. and will be headquartered in St. Louis, Missouri. Belden CDT will be one of the largest U.S.-based manufacturers of high-speed electronic cables and will focus on products for the specialty electronics and data networking markets, including connectivity.

As a result of the reverse stock split of CDT and the merger, each share of Belden common stock outstanding immediately prior to the merger will be converted into one share of Belden CDT common stock and each two shares of CDT common stock will be converted into one share of Belden CDT common stock.

Belden and CDT expect that Belden CDT stock will begin trading on the New York Stock Exchange tomorrow, July 16, under the new ticker symbol BDC (NYSE:BDC).

In fiscal 2003, Belden and CDT generated combined revenue of approximately $1.1 billion, giving effect to the discontinued operations. The market capitalization of the combined companies approaches $1 billion based on the closing price of CDT’s common stock as of July 14, 2004. Belden CDT expects operate in 11 countries.

Bryan Cressey, who will be Chairman of Belden CDT, said, “We are extremely pleased to announce shareholder approval of this historic merger and look forward to moving ahead as a preeminent producer of electronic cable and connectivity products. This transaction will allow us to recognize a significant number of synergies and provide our customers with a broader product portfolio. We are committed to executing a strategy that will result in long-term growth and increased shareholder value.”

Baker Cunningham, who will be the President and Chief Executive Officer of Belden CDT, commented, “This merger will represent a transformation of these two industry leaders and an opportunity to incorporate the best characteristics from each company’s legacy. Belden CDT will have an enviable portfolio of electronic cable and connectivity products, and our strong balance sheet and cash flow provide a great deal of flexibility and the opportunity to continue to grow.”

Belden and CDT also said that Belden CDT plans to locate the offices of its Networking Division at Belden’s Fort Mill, South Carolina, facility, formerly part of Belden’s North American Communications business which was recently discontinued. No other facility-related decisions were announced today.

As Belden previously announced, it plans to disclose on July 29 the results of its second quarter ended June 30.

Forward-Looking Statements

This release contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements involve risk and uncertainty. Actual results could differ from those currently anticipated due to a number of factors including those mentioned in documents filed with the SEC by both Belden and CDT. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Factors that could cause results to differ from expectations are discussed in Belden’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 4, 2004, CDT’s Annual Report on Form 10-K for the year ended July 31, 2003 filed with the SEC on October 29, 2003 and CDT’s Registration Statement on Form S-4 filed with the SEC on March 24, 2004. Belden CDT Inc. assume no responsibility to update any forward-looking statements as a result of new information or future developments.

Contact:	Belden Inc. Dee Johnson, Director of Investor Relations 314-854-8054